Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Yarrow Bioscience, Inc. of our report dated February 27, 2026, relating to the consolidated financial statements of VYNE Therapeutics Inc., appearing in the Annual Report on Form 10-K of VYNE Therapeutics Inc. for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP

Tewksbury, Massachusetts

November 13, 2026